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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): JULY 8, 2003

                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


        NEW JERSEY               0-10039               22-2267658
(State or Other Jurisdiction    (Commission           (I.R.S. Employer
         of Incorporation)       File Number)          Identification Number)


         665 BROADWAY, NEW YORK, NEW YORK                               10012
         (Address of Registrant's Principal Executive Offices)        (Zip Code)

                                 (212) 477-1700
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On July 8, 2003, eB2B Commerce, Inc. (the "Company") entered into Amendment No. 3 to Interworld Software License Agreement ("Amendment No. 3") with IW Holdings, Inc., as successor to the business formerly conducted by Interworld Corporation ("Holdings"). Amendment No. 3 resolved all outstanding issues between the parties and superceded the prior compensation arrangement between the Company and Holdings. Amendment No. 3 provides for a two year term, continued use by the Company of Holdings' software, and compensation to Holdings as follows: (i) $20,000 in cash within two business days, which amount has already been paid, (ii) such number of shares of common stock of the Company, if any, as is required to bring the ownership of Holdings and its affiliates to approximately 316,000 shares, (iii) 10% of the revenues that the Company generates through the use of Holdings' software and (iv) 7.5% of the revenues (excluding those generated under provision (iii)) received by the Company from maintenance and other services performed by the Company for third parties for or an account of Holding's software; in no event shall the amounts payable pursuant to provisions (iii) and (iv) above exceed the aggregate amount of $300,000. As of March 31, 2003, the Company's Balance Sheet had reflected an accrued liability to Holdings of $585,556. Reference is hereby made to Amendment No. 3, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits

                  10.1   Amendment No. 3.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 21, 2003

                                    eB2B Commerce, Inc.


                                    By:/s/ Richard S. Cohan
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                                       Name: Richard S. Cohan
                                       Title:Chief Executive Officer and
                                             President